EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 21, 2008, with respect to the statement of condition including the related portfolio of Dividend Income and Value Portfolio 2008-4 (included in Van Kampen Unit Trusts, Series 805) as of October 21, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-153146) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
October 21, 2008